UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023 (September 11, 2023)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 1.01         ENTRY INTO A MATERIAL AGREEMENT

Effective September 11, 2023, Educational Development Corporation (the “Company” or “Seller”) entered into a Contract of Sale of Real Estate (“Sale Agreement”) with MA Temple Investments LLC (the “Buyer”), for the sale of the Company’s property located at 10302 East 55th Place, Tulsa, Oklahoma 74146 consisting of 104,875 rentable square feet on approximately 3.5 acres. The Sale Agreement price was $5,100,000. Per the Sale Agreement, the closing process shall be completed on or before October 25, 2023. The Buyer shall have 21 days from September 13, 2023 to complete any investigations, inspections and reviews and retains certain rights to cancel and terminate the Sale Agreement.

In accordance with the terms of the Sale Agreement, upon closing of the sale and commencing on the Closing Date, the Buyer and Seller shall execute a NNN (triple-net) Lease (the “Lease”) under which the Seller shall lease the entire building for a period of three years. The Seller will continue to have the right to sublease space within the building for the lease term. The initial lease rate shall be $4.00 per rentable square foot, with 3% escalations at the beginning of each year of the Lease. The Lease shall include NNN terms such that the Seller shall be responsible for utilities, insurance, property taxes and repairs and maintenance, excluding roof and structure, which shall be the Buyer’s responsibility. The Lease shall include other terms considered to be normal and customary in the local market.

The net cash received from the sale will be applied to the Term Loans outstanding in the Credit Agreement with the Company’s Bank.

The foregoing descriptions are a summary of the material terms of the Sale Agreement and Lease and are not complete. These descriptions are qualified in all respects subject to the actual provisions of the Sale Agreement and Lease with the Buyer.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

Exhibit Number	Description
99.1	Press Release dated September 13, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:            /s/ Craig M. White

              Craig M. White

              President and Chief Executive Officer

Date:         September 13, 2023